Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan of our reports dated February 28, 2019, with respect to the financial statements of Rigel Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Rigel Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

August 6, 2019